Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Post Holdings, Inc. of our report dated November 22, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Post Holdings, Inc.’s Annual Report on Form 10‑K for the year ended September 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
February 28, 2020